Exhibit 11

                          DSI TOYS, INC. AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE
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
                                                             THREE MONTHS ENDED JULY 31,                SIX MONTHS ENDED JULY 31,
                                                           --------------------------------         -------------------------------
                                                              1997                  1996               1997                  1996
                                                           -----------          -----------         -----------          ----------
PRIMARY EARNINGS PER SHARE:
Income before extraordinary item ................          $ 1,678,273          $ 1,027,318          $ 1,197,700          $  323,025
                                                           ===========          ===========          ===========          ==========
Net Income ......................................          $ 1,197,519          $ 1,027,318          $   716,946          $  323,025
                                                           ===========          ===========          ===========          ==========
Weighted average common shares
outstanding during the period ...................            5,554,561            3,713,713            4,541,919           3,606,857
                                                           ===========          ===========          ===========          ==========
Earnings per common share before
extraordinary item ..............................          $      0.30          $      0.28          $      0.26          $     0.09
                                                           ===========          ===========          ===========          ==========
Earnings per common share .......................          $      0.22          $      0.28          $      0.16          $     0.09
                                                           ===========          ===========          ===========          ==========
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